M.S. CARRIERS LOGO HERE

April 4, 1997
Dear Shareholders:
        It is a pleasure to invite you to the 1997 Annual Meeting of Shareholders to be held at the Company's Office, 3171 Directors Row in Memphis, Tennessee on May 2nd. I hope that those of you who find it convenient will attend.
        At the meeting we will report to you on the Company's current operations and outlook, and members of the Board of Directors and management will be pleased to respond to any questions you may have.
        Whether you own few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly.
        If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board's recommendations.
       I look forward to seeing as many of you as possible at the meeting.



                                   Sincerely,

                                   /s/ MICHAEL S. STARNES
                                       Michael S. Starnes
                                       Chairman of the Board

                         M.S. CARRIERS, INC.
              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
       Notice is hereby given that the Annual Meeting of Shareholders of M.S. Carriers, Inc. (the "Company") will be held at the Company's Office, 3171 Directors Row, Memphis, Tennessee, on Friday, May 2, 1997, at 9:00 a.m., local time, for the following purposes:
       1. To elect directors for the ensuing year; and
       2. To act upon such other matters as may properly come before the meeting.
       Shareholders of record at the close of business on March 7, 1997, will be entitled to vote at the meeting or any adjournment thereof.
       It is important that your shares be represented at the meeting. Accordingly, you are urged to sign and return the enclosed proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy vote previously given.


                               M.J. Barrow
                               Senior Vice President-Finance and
                               Administration and Secretary-Treasurer

                         M.S. CARRIERS, INC.
                         3171 Directors Row
                      Memphis, Tennessee 38116

                           PROXY STATEMENT

       This proxy statement and the accompanying proxy card are being mailed on or about April 4, 1997, to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders in Memphis, Tennessee. Proxies are solicited to give all shareholders of record at the close of business on March 7, 1997, an opportunity to vote on matters that come before the meeting. This procedure is necessary because many shareholders will not be able to attend the meeting. Shares can be voted only if the shareholder is present in person or is represented by proxy.
       When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. You may revoke your proxy at any time before it is voted at the meeting.
       Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy vote previously given.
       As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by certain representatives associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.
       As of March 7, 1997, the record date, there were 12,009,633 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. A plurality of the shares of Common Stock present in person or represented by proxy at the meeting is required for the election of Directors.

                BENEFICIAL OWNERSHIP OF COMMON STOCK
       The following table set forth certain information as of March 7, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock;
(ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group.

                                               OWNERSHIP OF COMMON STOCK

Name of                                                              Amount and Nature of             Percent
Beneficial Owner                                                   Beneficial Ownership (1)           of Class
----------------                                                   ------------------------           --------
Michael S. Starnes
    c/o M.S. Carriers, Inc.
    3171 Directors Row
    Memphis, Tennessee 38116.........................                     3,106,058                    25.9%

Wellington Management Company, LLP
    75 State Street
    Boston, Massachusetts 02109......................                     1,299,780(2)                 10.8%

The Capital Group Companies, Inc., and
Capital Research and Management Company
    333 South Hope Street
    Los Angeles, CA 90071...........................                        837,000(3)                  7.0%

FMR Corp.
    82 Devonshire Street
    Boston, MA 02109................................                        689,500(4)                  5.7%

Carl J. Mungenast ....................................                       16,395(5)                   *

James W. Welch........................................                      146,464(6)                  1.2%

M.J. Barrow...........................................                       52,334(7)                   *

Robert P. Hurt  ......................................                       41,785(8)                   *

Mike Reaves  .........................................                          775(9)                   *

Morris H. Fair  ......................................                       20,000(10)                  *

Jack H. Morris, III ..................................                       23,000(11)                  *

All executive officers and directors as a group ......                      3,406,811                  28.3%

* Indicates less than 1%.
(1) Beneficial ownership of Common Stock consists of sole voting and investment power except as otherwise indicated.
(2) According to a Schedule 13G (Amendment No. 9) dated January 24, 1997, Wellington Management Company, LLP claims as of December 31, 1996, shared voting power with respect to 892,780 shares and shared investment power with respect to 1,299,780 shares. Wellington Management Company, LLP does not claim sole voting power or sole investment power with respect to any of these shares.
(3) According to a Schedule 13G (Amendment No. 2) dated February 12, 1997, the Capital Group Companies Inc. and Capital Research and Management Company claim as of December 31, 1996, sole investment power with respect to 837,000 shares. Neither The Capital Group Companies,Inc. nor Capital Research and Management Company claim sole voting power or shared voting power with respect to any of these shares.
(4) According to a Schedule 13G dated February 14, 1997, FMR Corp. claims as of December 31, 1996, sole voting power with respect to 108,100 shares and sole investment power with respect to 689,500 shares. FMR Corp. does not claim shared voting power or shared investment power with respect to any of these shares.

(5) The shares of Common Stock shown as beneficially owned by Carl J. Mungenast represent 395 shares allocated to his account in the Company's Retirement Savings Plan and 16,000 shares which he may acquire through the exercise of stock options within 60 days of March 7, 1997.
(6)  The shares of Common Stock shown as beneficially owned by James
     W. Welch represent 100,000 shares owned directly by him, 6,464 shares allocated to his account in the Company's Retirement Savings Plan and 40,000 shares which he may acquire through the exercise of stock options within 60 days of March 7, 1997.
(7) The shares of Common Stock shown as beneficially owned by M. J. Barrow represent 7,931 shares owned directly by him, 60 shares owned by him as custodian for his children, 4,343 shares allocated to his account in the Company's Retirement Savings Plan and 40,000 shares which he may acquire through the exercise of stock options within 60 days of March 7, 1997.
(8)  The shares of Common Stock shown as beneficially owned by Robert
     P. Hurt represent 17,600 shares owned directly by him, 4,185 shares allocated to his account in the Company's Retirement Savings Plan and 20,000 shares which he may acquire through the exercise of stock options within 60 days of March 7, 1997.
(9) The shares of Common Stock shown as beneficially owned by Mike Reaves represent 775 shares allocated to his account in the Company's Retirement Savings Plan.
(10) The shares of Common Stock shown as beneficially owned by Morris
     H. Fair represent 19,000 shares owned directly by him and 1,000 shares which he may acquire through the exercise of stock options within 60 days of March 7, 1997.
(11) The shares of Common Stock shown as beneficially owned by Jack H. Morris represent 22,000 shares owned directly by him and 1,000 shares which he may acquire through the exercise of stock options within 60 days of March 7, 1996.

                        ELECTION OF DIRECTORS
                       (Item 1 on Proxy Card)
       At the meeting, the shares represented by the enclosed proxy card will be voted for the election of the six nominees named below, unless otherwise instructed on the proxy card. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the appropriate space provided on the proxy card.
       If at the time of the meeting one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for such other persons as may be determined by the holders of such proxies or, if none, the size of the Board will be reduced. The Board knows of no reason why any of the nominees will be unavailable or unable to serve.
       All of the nominees are members of the present Board. The table below sets forth certain information regarding each nominee.

                                                     Principal Occupation
                                                   Business Experience and
                                                     Other Directorships                                      Director
Name                                               Of Public Companies (1)                     Age             Since
----                                               -----------------------                     ---            --------
Michael S. Starnes (2)                      Chairman of the Board,                              52             1978
                                            President and Chief Executive
                                            Officer of the Company
James W. Welch                              Senior Vice President - Marketing                   53             1982
                                            of the Company
M.J. Barrow                                 Senior Vice President - Finance and                 52             1982
                                            Administration, Secretary-Treasurer
                                            of the Company
Carl J. Mungenast (3)                       Advisor to the Chairman                             57             1994
                                            of the Company
Morris H. Fair                              Senior Vice President,                              67             1986
                                            Union Planters Corporation
Jack H. Morris, III                         Chief Executive Officer of                          66             1986
                                            Auto Glass of Memphis, Inc.

(1) Each of the nominees except Mr. Mungenast has held substantially the same principal occupation during the past five years.
(2) Mr. Starnes is a director of RFS Hotel Investors, Inc., a real estate investment trust.
(3) Mr. Mungenast was employed by Sears Roebuck & Company from 1958 until his retirement in December 1993. At the time of his retirement, he was Senior Vice President for Sears Logistics Services in Itasca, Illinois and responsible for all distribution, transportation and home delivery services for Sears. Mr. Mungenast's employment with the Company as Executive Vice President and Chief Operating Officer commenced April 1, 1994. Due to health reasons, Mr. Mungenast's duties were reduced and he was named Advisor to the Chairman effective June 1, 1996.

                   ADDITIONAL INFORMATION RELATED
                      TO THE BOARD OF DIRECTORS
       The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Members of the Board who are not officers are kept informed of the Company's business through discussions with the Chairman and other officers, by reviewing analysis and other reports, as well as by participating in Board meetings. To assist the Board in carrying out its duties, the Board has established an Audit Committee and an Executive Compensation Committee.
       Regular meetings of the Board of Directors are held each quarter, and special meetings are scheduled when required. The Board held four meetings in 1996 and each director attended 75% or more of the meetings.
       The Audit Committee meets with management and the independent auditors to consider the adequacy of the internal controls of the Company and the objectivity of financial reporting. The Audit Committee recommends to the Board the appointment of the independent auditors. The members of the Committee are Messrs. Starnes, Fair and Morris. The Committee met once during 1996 and each member attended that meeting.
       The Executive Compensation Committee administers reviews and approves the salaries and other remuneration arrangements for senior management. The members of the Committee who are not employees of the Company administer the Company's Stock Option Plans. The members of the Committee are Messrs. Starnes, Fair and Morris. The Committee met twice during 1996 and each member attended the meetings.

Compensation of Directors
       Directors who are not full-time employees receive a fee of $1,500 for each meeting of the Board they attend and for each Committee Meeting they attend if not held on a day on which a meeting of the Board is held. Directors who are also officers of the Company receive no additional compensation for services as directors. Under the Company's Non-Employee Directors Stock Option Plan, which was approved by the shareholders, each non-employee director receives an automatic, non-discretionary award of an option to purchase 2,500 shares of Common Stock upon their election to the Board. The option price per share is equal to the fair market value of the Common Stock on the date of the grant. Each stock option shall vest and become exercisable in five (5) equal annual installments on the anniversary dates of the date of the grant. If a non-employee director ceases to be a director of the Company for any reason other than death or disability, all options granted to him or her shall immediately terminate; provided, however, the non-employee director shall have thirty (30) days from the date on which he or she ceased to be a director to exercise any portion of the option which was exercisable on the date that the non-employee director ceased to be a director of the Company.

                       EXECUTIVE COMPENSATION
       The following table and related notes summarizes the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers for the three fiscal years ended December 31, 1996.

                                              SUMMARY COMPENSATION TABLE

                                                             Long-Term
                                        Annual Cmpensation  Compensation         Other Compensation
                                       -------------------  ------------ --------------------------------
                                                                         Profit    Retirement
Name and Principal                                                       Sharing     Savings     Life
Position                      Year      Salary      Bonus      Options   Plan(1)     Plan(2)  Insurance(3)
------------------            ----     --------    -------     -------   -------   ---------- ------------

Michael S. Starnes            1996     $325,728    $    --     30,000     $ --      $   --      $63,643
  Chairman of the Board,      1995      325,246         --         --       --          --       64,238
  President and Chief         1994      313,190     29,096         --      834          --       73,775
  Executive Officer

James W. Welch                1996      179,178         --     20,000       --       4,750        5,887
  Senior Vice President-      1995      188,178         --         --       --       4,620        4,387
  Marketing                   1994      179,178     16,574     20,000      834          --        4,052

M. J. Barrow                  1996      131,765         --     20,000       --       3,294        5,984
  Senior Vice President-      1995      138,365         --         --       --       3,170        4,667
  Finance and Administration  1994      135,313     12,188     20,000      817       2,772        4,313
  Secretary, Treasurer

Mike Reaves                   1996      123,077         --     20,000       --       3,736           --
  Senior Vice President-      1995       94,071        900      5,000       --       3,736           --
  Driver Services             1994       46,731         41      5,000      862          --           --

Carl J. Mungenast             1996      103,838         --     25,000       --       3,931           --
  Advisor to the Chairman     1995      205,815         --     40,000       --       4,620           --
                              1994      190,401(5)  18,500     50,000       --          --           --

(1) The Company's contribution to the named individual's account in the Company's Profit-Sharing Plan. The Profit- Sharing Plan was merged into the Retirement Savings Plan during 1996.
(2) The Company's contribution to the named individual's account in the Company's Retirement Savings Plan.
(3) Premiums paid by the Company on split-dollar life insurance policies covering the named individual. Upon the death of an individual, the Company will be reimbursed the amount it has paid in premiums.
(4) Mr. Mungenast was employed as Executive Vice President and Chief Operating Officer of the Company from April 1, 1994 to June 1, 1996. Due to health reasons, Mr. Mungenast's duties were reduced and he was named Advisor to the Chairman on June 1, 1996.
(5) The amount listed under this column includes $44,247 of reimbursed relocation expenses.

                        OPTION GRANTS IN 1996
       The following table provides information with respect to stock options granted to the Chief Executive Officer and each of the four other most highly compensated executive officers during the year ended December 31, 1996.

                                              Individual Grants                                     Potential realizable
                                                        % of                                          value at assumed
                                   Number of            Total                                           annual rates
                                   Securities          Options          Exercise                       of stock price
                                   Underlying         Granted to        or Base                        appreciation for
                                    Options          Employees in        Price      Expiration           option term
    Name                           Granted (#)        Fiscal Year         ($/SH)         Date             5%       10%
------------------------------------------------------------------------------------------------------------------------
Michael S. Starnes                   30,000               1.9%           $18.00      2/04/06         $339,603  $860,620
James W. Welch                       20,000               1.3%            18.00      2/04/06          226,402   573,747
M.J. Barrow                          20,000               1.3%            18.00      2/04/06          226,402   573,747
Mike Reaves                          20,000               1.3%            18.00      2/04/06          226,402   573,747
Carl J. Mungenast                    25,000               1.6%            18.00      2/04/06          283,002   717,184

    AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END VALUE TABLE
       The following table sets forth information with respect to stock options exercised by the Chief Executive Officer and each of the four other most highly compensated executive officers during the year ended December 31, 1996.

                                                                    Number of                   Value of Unexercised
                                                               Unexercised Options               In-the-Money Options
                                                              At December 31, 1996             At December 31, 1996(1)
                            Shares Acquired       Value
Name                          on Exercise       Realized   Exercisable      Unexercisable    Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------------------------
Michael S. Starnes                   --               --          --            90,000               --          --
James W. Welch                   50,000         $731,250      40,000            40,000         $364,900          --
M. J. Barrow                         --               --      40,000            40,000         $364,900          --
Mike Reaves                          --               --          --            30,000               --          --
Carl J. Mungenast                    --               --      16,000            49,000               --          --

(1) This amount is the aggregate of the number of options multiplied by the difference between the average sale price of $16.31 of the Common Stock on the last trading day in 1996 minus the exercise price for those options.

Employment Contracts
       The Company has employment agreements with Michael S.
Starnes, Carl J. Mungenast, James W. Welch and M.J. Barrow. Under each of these employment agreements, the Executive Compensation Committee of the Company's Board of Directors determines the annual base salary of the executive officer and may award discretionary bonuses to the executive officer. Each executive officer is entitled to participate in all employee benefit plans generally available to the Company's employees. The Company shall reimburse all ordinary and necessary business expenses incurred by each of these executive officers.
Each of these employment agreements provides that the employment of the executive officer may be terminated by either the Company or the executive officer upon thirty days' notice. Mr. Mungenast's and Mr. Welch's employment agreements contain certain non-competition and confidentiality provisions which continue after the term of their employment.

Certain Transactions with Management
       Mr. Starnes owns 20% and his brother, C.R. Bobby Starnes, owns 40% of the common stock of Southern Drayage, Inc., a Mississippi corporation ("SDI"). SDI is a motor common carrier providing services in markets which are not served by the Company. During 1996, the Company paid SDI $547,000 for transportation services provided by SDI to the Company's logistics operations. The terms on which SDI provided services to the Company were no less favorable than those which the Company could have obtained from other carriers.

           REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
       The Executive Compensation Committee of the Board of Directors (the "Committee") is composed of the Chairman of the Board and two Directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation plans.

Compensation Philosophy and Objectives
       The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that superior performance of the Company results from the coordinated efforts of all employees working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of the Company's customers and shareholders.
       The Company's goal is to attract, retain and reward executive officers who contribute to the long-term success of the Company.
The philosophy underlying the executive compensation plans is the alignment of compensation with the Company's business objectives and performance. In addition, the Company seeks to align the interests of executive officers with those of the shareholders. Key principles of this philosophy are:
[BULLET] Providing fairness in compensation plans which deliver pay commensurate with the Company's performance and the individual's performance.
[BULLET] Providing equity-based incentives for the executive officers to insure that they are motivated over the long term to manage the Company's business as owners rather than just employees.
       The Company strives to structure salaries for its executive officers that are comparable with those of the Company's competitors and other publicly held companies headquartered in Memphis, Tennessee. During 1993, the Company implemented an incentive plan for certain management and administrative employees, including executive officers. Under this plan, participants are awarded bonuses equal to a predetermined percentage (up to 40%) of their quarterly salaries based upon the Company's operating ratio for the calendar quarter. The objective of the plan is to tie the management group together as a team so that each person's efforts are focused towards the profitability of the entire Company rather than towards the profitability of individual departments within the Company. No bonuses were awarded under the incentive plan in 1996 as the Company did not achieve the targeted operating ratios during the year.
       The Company's Stock Option Plans are the vehicles utilized to provide long-term incentives to executive officers. Grants under these plans are tied to the value of the Company's Common Stock, thereby providing an additional incentive for executive officers to maximize shareholder value. Options granted under the plans have a term of ten years and typically vest over a five-year period. An executive officer receives value from the grant of options under these plans if the Company's Common Stock appreciates over the long term and the executive officer continues in the employ of the Company.

Company Performance and CEO Compensation
       The base salary of Mr. Starnes did not increase during 1996. The Committee specifically considered (i) Mr. Starnes' performance as Chairman, President and Chief Executive Officer, (ii) the compensation paid to chief executive officers of other publicly-held trucking companies and (iii) the Company's financial results. The factors were considered subjectively, and none was given any specific weight.

       Mr. Starnes did not receive a bonus in 1996 under the Company's incentive plan as the Company did not achieve its targeted operating ratios during the year. In February 1996, Mr. Starnes was awarded an option to purchase 30,000 shares of Common Stock. The Committee considered Mr. Starnes' contribution to the Company and the number of options previously granted to Mr. Starnes in making this award.

                                     EXECUTIVE COMPENSATION COMMITTEE
                                     Michael S. Starnes, Chairman
                                     Morris H. Fair
                                     Jack H. Morris III

        COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN (1)
[COMPARISON GRAPH GOES HERE]

                                                YEAR ENDING DECEMBER 31



                           1990      1991        1992       1993        1994      1995        1996
M.S. Carriers, Inc.         100       163         242        236         242       222         178
NASDAQ Combined
    Composite Index         100       157         181        207         201       281         345
Peer Group Index            100       172         236        282         209       197         227

(1) Assumes $100 invested on December 31, 1990 in M.S. Carriers, Inc. Common Stock, NASDAQ Composite Index and Peer Group Index with reinvestment of dividends.

(2) This peer group is composed of J.B. Hunt Transport Services, Inc. and Werner Enterprises Inc., two other truckload carriers. This index has not been weighted to reflect the relative market capitalization of the peer group companies.

                              AUDITORS
       The Board of Directors has appointed Ernst & Young as independent auditors for the year ended December 31, 1997. One or more members of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

                        SHAREHOLDER PROPOSALS
       Proposals intended to be presented at the 1998 Annual Meeting of Shareholders should be sent to M.J. Barrow, Secretary, M.S.
Carriers, Inc., P. O. Box 30788, Memphis, Tennessee 38130-0788, and must be received by December 15, 1997, in order to be included in the proxy materials for the 1998 annual meeting.

                            OTHER MATTERS
       In addition to the matters described above, there will be an address by the Chairman and a general discussion period during which shareholders will have an opportunity to ask questions about the Company's business.
       If any matter not described herein should come before the meeting, the persons named in the accompanying proxy card will vote the shares represented by them in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for shareholder action at the meeting.

                          OTHER INFORMATION
       The enclosed proxy card is being solicited by the Board of Directors and the entire cost of such solicitation will be paid by the Company. If the proxy is properly executed, the shares represented by it will be voted at the Annual Meeting. If a shareholder has specified how his shares are to be voted, they will be voted in accordance with such specification. To the extent necessary to assure sufficient representation at the meeting, certain officers and other regular employees of the Company may, by telephone, telegraph or personal interview, request the return of proxies.
       It is intended that the shares represented by the proxy not limited to the contrary will be voted in favor of all items listed on the proxy and in the discretion of the persons named in the proxies on any other matter which may properly come before the meeting.

                        FINANCIAL STATEMENTS
       Financial statements for the Company are included in the Annual Report to shareholders for the year 1996 which is being mailed to shareholders with this proxy statement but which is not a part of the proxy soliciting materials. Additional copies of these statements, as well as the Annual Report to the Securities and Exchange Commission on Form 10-K, may be obtained without charge from M.J. Barrow, Secretary, M.S. Carriers, Inc., P.O. Box 30788, Memphis, Tennessee 38130-0788.
       The above notice and proxy statement are sent by order of the Board of Directors.

                                             M.J. Barrow
                                             Secretary

[ATTACHMENT -- PROXY CARD]
FRONT
M.S. CARRIERS, INC.                                    PROXY CARD
3171 Directors Row
Memphis, Tennessee 38116
     This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 2, 1997.
     The undersigned hereby appoints Michael S. Starnes and M.J. Barrow, or either of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in M.S. Carriers, Inc., at the Annual Meeting of the Shareholders to be held at the Company's Office, 3171 Directors Row, Memphis, Tennessee, beginning at 9:00 a.m. on May 2, 1997, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card. If no directions are given, the proxies will vote for the election of all listed nominees and, at their discretion, on any other matter that may properly come before the meeting.
     Your vote for the election of Directors may be indicated on the other side. Nominees are Michael S. Starnes, Carl J. Mungenast, James W. Welch, M.J. Barrow, Jack H. Morris, III and Morris H. Fair.
     Please sign on the other side and return promptly. If you do not sign and return a proxy, or attend the meeting and vote by ballot, your shares cannot be voted.

BACK SIDE
Please mark votes [X]
bullet To vote your shares for all Director nominees, mark the "For" box on Item "1".
bullet To withhold voting for all nominees, mark the "Withhold" box.
bullet If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and enter the names of those you do not want to vote for in the space provided; your shares will be voted for the remaining nominees.


Directors recommend a vote "For"

                                         With-      For All
                              For        hold       Except*

1. Election of All            [ ]        [ ]        [ ]
   Directors
   (Page 3)
*Exceptions



Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

Sign here as name(s) appear on reverse side

x
x
Date                        , 1997